As filed with the Securities and Exchange Commission on September 6, 2017

Registration No. 333-220367

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1
TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

eHi Car Services Limited

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

Unit 12/F, Building No. 5, Guosheng Center, 388 Daduhe Road
Shanghai, 200062
The People’s Republic of China
(8621) 6468-7000

(Address and telephone number of Registrant’s principal executive offices)

Law Debenture Corporate Services Inc.
400 Madison Avenue, 4th Floor
New York, New York 10017
(212) 750-6474

(Name, address, and telephone number of agent for service)

Copies to:

Portia Ku

Eric Sibbitt
Vincent Lin
O’Melveny & Myers LLP
37/F Plaza 66, 1266 Nanjing Road W
Shanghai, 200040
People’s Republic of China
(8621) 2307-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to Genereal Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

Explanatory Note

We are filing this Amendment No. 1 to our Registration Statement on Form F-3 (File No. 333-220367) for the sole purpose of filing Exhibit 23.3 (which is included in Exhibit 8.3 filed previously) with the Securities and Exchange Commission. This Amendment No. 1 does not modify any provision of the Prospectus that forms a part of the Registration Statement and accordingly such Prospectus has not been included herein.

Part II

Information not required in prospectus

Item 9.	Exhibits.

Exhibit Index

Exhibit Number	Description of Document
1.1†	Form of underwriting agreement

4.1*	Registrant’s Form of American Depositary Receipt (included in Exhibit 4.3)

4.2*	Registrant’s Specimen Certificate for Common Shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1/A, as amended (File No. 333-199150), initially filed with the Securities and Exchange Commission on November 3, 2014)

4.3*	Form of Deposit Agreement among the Registrant, the depositary and Owners and Beneficial Owners of the American Depositary Shares issued thereunder (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form F-1/A, as amended (File No. 333-199150), initially filed with the Securities and Exchange Commission on November 6, 2014)

4.4*	Third Amended and Restated Investors’ Rights Agreement dated December 11, 2013 among the Registrant and its shareholders (incorporated herein by reference to Exhibit 4.4 to the registration statement on Form F-1 (File No. 333-199150), initially filed with the Securities and Exchange Commission on October 3, 2014)

5.1*	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of common shares being registered

8.1*	Opinion of O’Melveny & Myers LLP regarding certain U.S. tax matters

8.2*	Opinion of Maples and Calder (Hong Kong) LLP regarding certain Cayman Islands tax matters (included in Exhibit 5.1)

8.3*	Opinion of Grandall Law Firm (Shanghai) regarding certain PRC tax matters

23.1*	Consent of PricewaterhouseCoopers Zhong Tian LLP

23.2*	Consent of O’Melveny & Myers LLP (included in Exhibit 8.1)

23.3	Consent of Grandall Law Firm (Shanghai) (included in Exhibit 8.3)

23.4*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

†	To be filed in connection with an offering of the securities.

*	Previously filed.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, the People’s Republic of China, on September 6, 2017.

eHi Car Services Limited

By:	/s/ Ray Ruiping Zhang
	Name:	Ray Ruiping Zhang
	Title:	Chairman, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on September 6, 2017.

Signature	Title

/s/ Ray Ruiping Zhang
Name: Ray Ruiping Zhang	Chairman, Chief Executive Officer

*
Name: Gregory Robert Stubblefield	Director

*
Name: Gang Chen	Director

*
Name: Qian Miao	Director

*
Name: Andrew Xuefeng Qian	Director

*
Name: David Jian Sun	Director

*
Name: Ronald Myers	Director

*
Name: Colin Chitnim Sung	Chief Financial Officer (Principle financial and accounting officer)

*
Name: Giselle Manon	Authorized U.S. Representative
Title: Service of Process Officer	on behalf of Law Debenture Corporate Services Inc.

* Mr. Ray Ruiping Zhang as the Attorney-in-Fact

II -2

Exhibit Index

Exhibit Number	Description of Document
1.1†	Form of underwriting agreement

4.1*	Registrant’s Form of American Depositary Receipt (included in Exhibit 4.3)

4.2*	Registrant’s Specimen Certificate for Common Shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1/A, as amended (File No. 333-199150), initially filed with the Securities and Exchange Commission on November 3, 2014)

4.3*	Form of Deposit Agreement among the Registrant, the depositary and Owners and Beneficial Owners of the American Depositary Shares issued thereunder (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form F-1/A, as amended (File No. 333-199150), initially filed with the Securities and Exchange Commission on November 6, 2014)

4.4*	Third Amended and Restated Investors’ Rights Agreement dated December 11, 2013 among the Registrant and its shareholders (incorporated herein by reference to Exhibit 4.4 to the registration statement on Form F-1 (File No. 333-199150), initially filed with the Securities and Exchange Commission on October 3, 2014)

5.1*	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of common shares being registered

8.1*	Opinion of O’Melveny & Myers LLP regarding certain U.S. tax matters

8.2*	Opinion of Maples and Calder (Hong Kong) LLP regarding certain Cayman Islands tax matters (included in Exhibit 5.1)

8.3*	Opinion of Grandall Law Firm (Shanghai) regarding certain PRC tax matters

23.1*	Consent of PricewaterhouseCoopers Zhong Tian LLP

23.2*	Consent of O’Melveny & Myers LLP (included in Exhibit 8.1)

23.3	Consent of Grandall Law Firm (Shanghai) (included in Exhibit 8.3)

23.4*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

†	To be filed in connection with an offering of the securities.

*	Previously filed.

II -3